UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2017

__________________________________________

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
__________________________________________

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Chief Executive Officer
On November 27, 2017, Kevin A. Paprzycki stepped down from his role as Chief Executive Officer of Westmoreland Coal Company (the “Company”) effective immediately. Mr. Paprzycki’s departure was not the result of any disagreement with the Company.
(c) Appointment of Interim Chief Executive Officer
On November 27, 2017 and in connection with Mr. Paprzycki’s departure, the Company’s board of directors (the “Board”) appointed Michael G. Hutchinson, 61, to serve as interim Chief Executive Officer and interim President. Mr. Hutchinson retired from Deloitte & Touche in July 2012 after a career spanning nearly 35 years, leading its Denver Energy and Natural Resources Practice for the last 15 years while at the same time managing the Audit and Enterprise Risk Management practice of the Denver office. He has been a member of the Board since 2012 and was chairman of the Audit Committee of the Board up until his appointment to this role. Mr. Hutchinson also serves on the board of directors of ONE Gas, Inc., a publicly traded natural gas utility, and as its audit committee chairman.
There are no arrangements or understandings between Mr. Hutchinson and any other person in connection with his appointment as interim Chief Executive Officer and interim President of the Company. Mr. Hutchinson does not have any family relationships with any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company, and there are no “related person” transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Hutchinson and the Company. The Board also approved Mr. Hutchinson's compensation package for his interim role, which consisted of a base salary of $900,000, no grant of equity and a cash bonus target of 40% to 60% of base salary for meeting strategic goals at the discretion of the Board.
(e) Adoption of Material Compensatory Plan
On November 29, 2017, the Company’s Board approved the 2017 Executive Severance Plan (the “Plan”), as recommended by its Compensation and Benefits Committee. The Plan provides severance benefits to eligible employees of the Company in the event that an eligible employee’s employment is terminated for a reason other than Cause, Disability or death, or is terminated by the eligible employee for Good Reason (as such terms are defined in the Plan).
The Company expects to enter into separate agreements (“Individual Agreements”) under the Plan with executive officers and other participants ("Participants"), a form of which is attached to the Plan. The new Individual Agreements will supersede any such prior agreements between a Participant and the Company regarding severance. Participants that meet the requirements for a severance award will be paid between one and two times Base Salary and Reference Bonus (the average cash bonus of the Participant over the most recent three calendar years), as well as being eligible for continued health benefits. Named executive officers of the Company will participate at the two times Base Salary and Reference Bonus level. The Individual Agreements contain customary confidentiality, non-compete, non-solicit and non-disparagement provisions.
The description of the Plan is qualified in its entirety by reference to a copy of the Plan which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	2017 Executive Severance Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: December 1, 2017	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton Chief Legal Officer, Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	2017 Executive Severance Plan